Exhibit 1.2

Execution Version

Pricing Agreement

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

As Representatives of the several
Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

AstraZeneca Finance LLC (the “Issuer”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated February 21, 2024 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Notes specified in Schedule II hereto, guaranteed by AstraZeneca PLC, a company organized under the laws of England (the “Company,” such guarantee, the “Guarantee” and together with the Notes, the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement. Schedule IV sets forth all documents that the Issuer, the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheet prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 4:30 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the aggregate principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or e-mail transmission to (i)  Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Syndicate Registration, Email: xrasyndicateregistra@barclays.com, (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Email: TEG.NewYork@citi.com, (iii) Deutsche Bank Securities Inc., 1 Columbus Circle, New York, NY 10019, Attention: Debt Capital Market Syndicate with a copy at the same address to Attention: General Counsel, Email: dbcapmarkets.gcnotices@list.db.com, (iv) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Email: kiran.d.karia@jpmorgan.com; and if to the Issuer or the Company shall be delivered or sent by mail or e-mail transmission to its address set forth in the Registration Statement and, in respect of the Issuer, at its main office address at 1800 Concord Pike, Wilmington, Delaware 19850, Phone: +44-20-3749-5000, Email: aztbo@astrazeneca.com, Attention: Company Secretary, or such other address as the Issuer or the Company shall notify in writing to the Representatives at their respective foregoing addresses; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail or e-mail transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or e-mail constituting such Questionnaire, which address will be supplied to the Issuer and the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

2

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page to AZ Finance Pricing Agreement]

Very truly yours,

ASTRAZENECA FINANCE LLC

By:	/s/ David E. White
Name: David E. White
Title: President, Treasurer and Director

[Signature Page to AZ Finance Pricing Agreement]

Very truly yours,

ASTRAZENECA PLC

By:	/s/ Jonathan Slade
Name: Jonathan Slade
Title: Group Treasurer

[Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Meghan Graper
Name: Meghan Graper
Title: MD, Global CO-Head of DCM Barclays

[Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kevin Prior	/s/ Timothy Azoia
	Name: Kevin Prior	Timothy Azoia
	Title: Director	Managing Director

[Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to AZ Finance Pricing Agreement]

SCHEDULE I

	Aggregate Principal Amount of 2027 Notes to be Purchased	Aggregate Principal Amount of 2029 Notes to be Purchased	Aggregate Principal Amount of 2031 Notes to be Purchased	Aggregate Principal Amount of 2034 Notes to be Purchased
Barclays Capital Inc.	$175,000,000	$175,000,000	$140,000,000	$210,000,000
Citigroup Global Markets Inc.	$175,000,000	$175,000,000	$140,000,000	$210,000,000
Deutsche Bank Securities Inc.	$175,000,000	$175,000,000	$140,000,000	$210,000,000
J.P. Morgan Securities LLC	$175,000,000	$175,000,000	$140,000,000	$210,000,000
BNP Paribas Securities Corp.	$87,500,000	$87,500,000	$70,000,000	$105,000,000
SEB Securities, Inc.	$87,500,000	$87,500,000	$70,000,000	$105,000,000
SG Americas Securities, LLC	$87,500,000	$87,500,000	$70,000,000	$105,000,000
BofA Securities, Inc.	$43,750,000	$43,750,000	$35,000,000	$52,500,000
Goldman Sachs & Co. LLC	$43,750,000	$43,750,000	$35,000,000	$52,500,000
HSBC Securities (USA) Inc.	$43,750,000	$43,750,000	$35,000,000	$52,500,000
Mizuho Securities USA LLC	$43,750,000	$43,750,000	$35,000,000	$52,500,000
Morgan Stanley & Co. LLC	$43,750,000	$43,750,000	$35,000,000	$52,500,000
Santander US Capital Markets LLC	$43,750,000	$43,750,000	$35,000,000	$52,500,000
Blaylock Van, LLC	$6,250,000	$6,250,000	$5,000,000	$7,500,000
Cabrera Capital Markets LLC	$6,250,000	$6,250,000	$5,000,000	$7,500,000
C.L. King & Associates, Inc.	$6,250,000	$6,250,000	$5,000,000	$7,500,000
Stern Brothers & Co.	$6,250,000	$6,250,000	$5,000,000	$7,500,000
Total	$1,250,000,000	$1,250,000,000	$1,000,000,000	$1,500,000,000

S.I-1

SCHEDULE II

Title of Designated Securities:

$1,250,000,000 4.800% Fixed Rate Notes due 2027 (the “2027 Notes”).

$1,250,000,000 4.850% Fixed Rate Notes due 2029 (the “2029 Notes”).

$1,000,000,000 4.900% Fixed Rate Notes due 2031 (the “2031 Notes”).

$1,500,000,000 5.000% Fixed Rate Notes due 2034 (the “2034 Notes”).

The 2027 Notes, the 2029 Notes, 2031 and the 2034 Notes are collectively referred to herein as the “Designated Securities” or “Notes”.

Issuer:

AstraZeneca Finance LLC

Guarantor:

AstraZeneca PLC

Specified Funds for Payment of Purchase Price:

New York Clearing House funds.

Indenture:

Indenture dated as of May 28, 2021, among the Issuer, the Guarantor and The Bank of New York Mellon.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of the Designated Securities:

February 26, 2024.

Closing Location for Delivery of the Designated Securities:

The offices of Freshfields Bruckhaus Deringer US LLP, 3 World Trade Center, 175 Greenwich Street, New York, New York 10007.

S.II-1

Address of the Company For Notice Purposes:

AstraZeneca PLC

1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA

England, United Kingdom

Attention: Company Secretary

Names and Addresses of the Representatives For Notice Purposes:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Email: xrasyndicateregistra@barclays.com

Citigroup Global Markets Inc.
338 Greenwich Street

New York, New York 10013
Attention: General Counsel

Email: TEG.NewYork@citi.com

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

Attention: Debt Capital Market Syndicate

With a copy at the same address to

Attention: General Counsel

Email: dbcapmarkets.gcnotices@list.db.com

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attn: Investment Grade Syndicate Desk

Email: kiran.d.karia@jpmorgan.com

Other Terms:

As set forth on Schedule V hereto.

S.II-2

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet dated February 21, 2024 containing the final terms of the Designated Securities as set forth in Schedule V hereto.

S.III-1

SCHEDULE IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on February 21, 2024, together with the Issuer Free Writing Prospectus listed on Schedule III hereto.

S.IV-1

SCHEDULE V

AstraZeneca Finance LLC

$1,250,000,000 4.800% Notes due 2027

$1,250,000,000 4.850% Notes due 2029

$1,000,000,000 4.900% Notes due 2031

$1,500,000,000 5.000% Notes due 2034

Final Term Sheet

Issuer:	AstraZeneca Finance LLC
Guarantor:	AstraZeneca PLC
Trade Date:	February 21, 2024
Settlement Date:	February 26, 2024 (T+3)
Expected Ratings:	Moody’s: A2; S&P: A

$1,250,000,000 4.800% Notes due 2027:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,250,000,000
Maturity Date:	February 26, 2027
Coupon:	4.800%
Benchmark Treasury:	4.125% due February 15, 2027
Benchmark Treasury Price and Yield:	99-04, 4.441%
Spread to Benchmark Treasury:	+42 basis points
Yield to Maturity:	4.861%
Price to Public:	99.832% of the Aggregate Principal Amount
Interest Payment Dates:	February 26 and August 26, commencing August 26, 2024
Gross Proceeds to Issuer:	$1,247,900,000
Underwriting Discount:	0.125% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,246,337,500
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to January 26, 2027, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on January 26, 2027) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date and (ii) on or after January 26, 2027, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances relating to tax matters, in whole but not in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAK9
ISIN:	US04636NAK90

S.V-1

$1,250,000,000 4.850% Notes due 2029:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,250,000,000
Maturity Date:	February 26, 2029
Coupon:	4.850%
Benchmark Treasury:	4.000% due January 31, 2029
Benchmark Treasury Price and Yield:	98-21, 4.304%
Spread to Benchmark Treasury:	+57 basis points
Yield to Maturity:	4.874%
Price to Public:	99.895% of the Aggregate Principal Amount
Interest Payment Dates:	February 26 and August 26, commencing August 26, 2024
Gross Proceeds to Issuer:	$1,248,687,500
Underwriting Discount:	0.225% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,245,875,000
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to January 26, 2029, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on January 26, 2029) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date and (ii) on or after January 26, 2029, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances relating to tax matters, in whole but not in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAL7
ISIN:	US04636NAL73

S.V-2

$1,000,000,000 4.900% Notes due 2031:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,000,000,000
Maturity Date:	February 26, 2031
Coupon:	4.900%
Benchmark Treasury:	4.000% due January 31, 2031
Benchmark Treasury Price and Yield:	98-00+, 4.334%
Spread to Benchmark Treasury:	+62 basis points
Yield to Maturity:	4.954%
Price to Public:	99.684% of the Aggregate Principal Amount
Interest Payment Dates:	February 26 and August 26, commencing August 26, 2024
Gross Proceeds to Issuer:	$996,840,000
Underwriting Discount:	0.275% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$994,090,000
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to December 26, 2030, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on December 26, 2030) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date and (ii) on or after December 26, 2030, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances relating to tax matters, in whole but not in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAM5
ISIN:	US04636NAM56

S.V-3

$1,500,000,000 5.000% Notes due 2034:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,500,000,000
Maturity Date:	February 26, 2034
Coupon:	5.000%
Benchmark Treasury:	4.000% due February 15, 2034
Benchmark Treasury Price and Yield:	97-12, 4.327%
Spread to Benchmark Treasury:	+72 basis points
Yield to Maturity:	5.047%
Price to Public:	99.634% of the Aggregate Principal Amount
Interest Payment Dates:	February 26 and August 26, commencing August 26, 2024
Gross Proceeds to Issuer:	$1,494,510,000
Underwriting Discount:	0.325% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,489,635,000
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to November 26, 2033, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on November 26, 2033) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date and (ii) on or after November 26, 2033, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances relating to tax matters, in whole but not in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAN3
ISIN:	US04636NAN30

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC BNP Paribas Securities Corp. SEB Securities, Inc. SG Americas Securities, LLC
Co-Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Blaylock Van, LLC

Cabrera Capital Markets LLC

C.L. King & Associates, Inc.

Stern Brothers & Co.

*****

S.V-4

No EEA or UK PRIIPs key information document (KID) has been prepared as the Notes are not available to retail in the EEA or the UK.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus supplement and accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents incorporated by reference therein that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Barclays Capital Inc. by telephone at +1-888-603-5847; Citigroup Global Markets Inc. by telephone at +1-800-831-9146; Deutsche Bank Securities Inc. toll-free at +1-800-503-4611; or J.P. Morgan Securities LLC collect at +1-212-834-4533.

It is expected that delivery of the notes will be made against payment on or about the Settlement Date, which will be the third business day following the Trade Date of the notes (such settlement being referred to as “T+3”). Trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

S.V-5